UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 11, 2010

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington	333-103331)	03-0377717
(State of Incorporation)	(Commission file number	(IRS Employer Identification No.)

12314 E. Broadway, Spokane Valley, WA		99216
(Address of principal executive offices)		(Zip Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation

On November 11, 2010, Genesis Financial, Inc., (the "Company") entered into a term sheet commitment to purchase $1,200,000 of Series "B" Preferred Stock and Common Stock Purchase Warrants (the "Securities") from Flyback Energy, Inc., a Washington corporation ("Flyback").

The Securities will be purchased on November 23, 2010 (the "Closing Date") for $1,200,000, payable $500,000 down, with the $700,000 balance payable on a promissory note, at  $140,000 monthly, commencing December 23, 2010, until paid in full.  Flyback will retain a security interest in the unpaid Securities.

On the Closing Date, Company will be granted a right of first refusal to purchase all or less than all of Flyback's next debt or equity offering.

The shares were purchased in an isolated non-public private transaction pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01

Regulation FD

On November 12, 2010, Genesis Financial, Inc.(the "Company") issued a press release announcing that it had made an investment in Flyback Energy, Inc.   A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by this reference.

About Flyback Energy, Inc.

Flyback Energy, Inc. is a privately held Washington corporation headquartered in Spokane, Washington.  Flyback Energy has developed a unique and proprietary electronic switch design that offers unprecedented control over electrical power and magnetic fields.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such a filing.  The information set forth in this Item 7.01 will not be deemed an admission of materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01

Financial Statements and Exhibits

(c) Index to Exhibits.

Exhibit Number

Description

99.1

Press Release dated November 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: November 12, 2010

/s/ Michael A. Kirk

By: Michael A. Kirk

Title: CEO